CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Arte Invest Corporation

We hereby consent to the use of our report dated March 17, 2008, with respect to the consolidated financial statements of Arte Invest Corporation in the Current Report of Arte Invest Corporation on Form S-1/A to be filed on or about October 14, 2008.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC

Salt Lake City, Utah

October 14, 2008

Douglas W. Child, CPA

Marty D. Van Wagoner, CPA

J. Russ Bradshaw, CPA

William R. Denney, CPA

Roger B. Kennard, CPA

Russell E. Anderson, CPA

Scott L. Farnes

1284 W. Flint Meadow Dr. #D

Kaysville, Utah 84037

Telephone 801.927.1337

Facsimile 801.927.1344

5296 S. Commerce Dr. #300

Salt Lake City, Utah 84107

Telephone 801.281.4700

Facsimile 801.281.4701

Suite B, 4F

North Cape Commercial Bldg.

388 King’s Road

North Point, Hong Kong

www.cpaone.net